Exhibit 99.1

Mitek Reports 41% Revenue Growth and Profitability

in Third Quarter Fiscal 2016

SAN DIEGO, CA, July 28, 2016 – Mitek (NASDAQ: MITK, www.miteksystems.com), a global leader in mobile capture and identity verification software solutions, today announced its financial results for the third quarter of fiscal 2016 ended June 30, 2016.

Third Quarter Fiscal 2016 Highlights

•	Total revenue increased 41% year over year to $9.1 million

•	GAAP net income of $0.7 million, or $0.02 per diluted share

•	Non-GAAP net income of $2.4 million, or $0.07 per diluted share

•	Total cash and investments increased to $33.2 million at the end of the third quarter, compared to $31.9 million at the end of the second quarter of fiscal 2016

Commenting on the results, James DeBello, Chairman and CEO of Mitek, said:

“Our strong quarterly results were driven by revenue growth from both our new mobile ID solutions and our industry leading Mobile Deposit. During the quarter, we licensed our mobile ID solutions to several new logos, including another new Fortune 500 company. We remain focused on establishing Mitek as the leading provider of mobile ID verification solutions to banks and other enterprises in the rapidly growing mobile self-service market. With our market momentum, competitive advantages and strong balance sheet, we are well positioned for continued growth throughout the remainder of the year and beyond.”

Third Quarter Fiscal 2016 Results

Total revenue for the third quarter of fiscal 2016 was $9.1 million, a 41% increase year over year compared to total revenue of $6.4 million in the third quarter of fiscal 2015.

GAAP net income for the third quarter of fiscal 2016 was $0.7 million, or $0.02 per diluted share, compared to GAAP net income of $0.9 million, or $0.03 per diluted share, in the third quarter of fiscal 2015.

Non-GAAP net income for the third quarter of fiscal 2016 was $2.4 million, or $0.07 per diluted share, compared to non-GAAP net income of $2.2 million, or $0.07 per diluted share, in the third quarter of fiscal 2015.

The Company ended the third quarter of fiscal 2016 with cash and investments of $33.2 million, up from $31.9 million at the end of the second quarter of fiscal 2016.

Conference Call Information

Mitek management will host a conference call and live webcast for analysts and investors today at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time) to discuss the Company’s financial results.

To listen to the live conference call, parties in the United States and Canada should dial 888-471-3843, access code: 2850324. International parties should call 719-325-2215 using access code: 2850324. Please dial in approximately 15 minutes prior to the start of the call.

A live and archived webcast of the conference call will be accessible on the “Investor Relations” section of the Company’s website at www.miteksystems.com. To access the live webcast, please log in 15 minutes prior to the start of the call to download and install any necessary audio software.

About Mitek

Mitek (MITK) is a global leader in mobile capture and identity verification software solutions. Mitek’s ID document verification allows an enterprise to verify a user’s identity during a mobile transaction, enabling financial institutions, payments companies and other businesses operating in highly regulated markets to transact business safely while increasing revenue from the mobile channel. Mitek also reduces the friction in the mobile user experience with advanced data prefill. These innovative mobile solutions are embedded into the apps of more than 5,200 organizations and used by tens of millions of consumers daily for mobile check deposit, new account opening, insurance quoting and more. Learn more at www.miteksystems.com (MITK-F)

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s long-term prospects and market opportunities are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner or the outcome of any pending or threatened litigation and the timing of the launch of Mobile Deposit® by the Company’s signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures for non-GAAP net income and non-GAAP net income per share that exclude stock compensation expenses, intellectual property litigation costs and acquisition-related costs and expenses. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management and the Board of Directors utilize these non-GAAP financial measures to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company’s GAAP financials, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company’s ongoing operating results, including results of operations, against investor and analyst financial models, identifying trends in the Company’s underlying business and performing related trend analyses, and they provide a better understanding of how management plans and measures the Company’s underlying business.

MITEK SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(amounts in thousands except share data)

	June 30, 2016 (Unaudited)	September 30, 2015
ASSETS
Current assets:
Cash and cash equivalents	$5,009	$2,753
Short-term investments	19,908	23,921
Accounts receivable, net	4,614	3,937
Other current assets	1,445	798

Total current assets	30,976	31,409
Long-term investments	8,313	—
Property and equipment, net	826	975
Goodwill and Intangible assets	5,735	6,270
Other non-current assets	92	92

Total assets	$45,942	$38,746

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,107	$1,538
Accrued payroll and related taxes	2,440	2,061
Deferred revenue, current portion	3,815	3,516
Other current liabilities	650	289

Total current liabilities	8,012	7,404
Deferred revenue, non-current portion	162	222
Other non-current liabilities	791	687

Total liabilities	8,965	8,313

Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized, 32,726,140 and 31,721,114 issued and outstanding, as of June 30, 2016 and September 30, 2015, respectively	33	32
Additional paid-in capital	69,514	63,905
Accumulated other comprehensive loss	(68)	(3)
Accumulated deficit	(32,502)	(33,501)

Total stockholders’ equity	36,977	30,433

Total liabilities and stockholders’ equity	$45,942	$38,746

MITEK SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(amounts in thousands except share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2016	2015	2016	2015
Revenue
Software	$5,760	$4,675	$16,046	$12,415
Services	3,345	1,765	8,985	5,087

Total revenue	9,105	6,440	25,031	17,502

Operating costs and expenses
Cost of revenue-software	157	266	679	705
Cost of revenue-services	636	326	1,776	942
Selling and marketing	2,940	1,646	7,956	4,513
Research and development	1,940	1,353	5,460	3,896
General and administrative	2,185	1,804	6,537	5,700
Acquisition-related costs and expenses	553	736	1,640	816

Total operating costs and expenses	8,411	6,131	24,048	16,572

Operating income	694	309	983	930
Other income, net	45	30	111	66

Income before income taxes	739	339	1,094	996

Income tax benefit (provision)	—	578	(95)	575

Net income	$739	$917	$999	$1,571

Net income per share – basic	$0.02	$0.03	$0.03	$0.05

Net income per share – diluted	$0.02	$0.03	$0.03	$0.05

Shares used in calculating net income per share – basic	31,823,386	30,764,694	31,477,723	30,704,250

Shares used in calculating net income per share – diluted	34,531,964	31,645,696	33,461,787	31,389,569

MITEK SYSTEMS, INC.

NON-GAAP NET INCOME (LOSS) RECONCILIATION

(Unaudited)

(amounts in thousands except share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2016	2015	2016	2015
Income (loss) before income taxes	$739	$339	$1,094	$996
Add back:
Acquisition-related costs and expenses	553	736	1,639	816
Intellectual property litigation expenses	186	339	414	1,039
Stock compensation expense	947	810	3,108	2,495

Non-GAAP income before income taxes	2,425	2,224	6,255	5,346
Non-GAAP provision for income taxes	—	(57)	(95)	(60)

Non-GAAP net income	$2,425	$2,167	$6,160	$5,286

Non-GAAP net income per share—basic	$0.08	$0.07	$0.20	$0.17

Non-GAAP net income per share—diluted	$0.07	$0.07	$0.18	$0.17

Shares used in calculating non-GAAP net income per share—basic	31,823,386	30,764,694	31,477,723	30,704,250

Shares used in calculating non-GAAP net income per share—diluted	34,531,964	31,645,696	33,461,787	31,389,569

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Investor Contact:

Todd Kehrli or Jim Byers

MKR Group, Inc.

mitk@mkr-group.com